Exhibit 99.2

November 5, 2020

Fellow Shareholders:

We are pleased to report another strong quarter at LendingTree. Despite the challenges and uncertainty created by the global pandemic and ensuing economic recession, our team continues to execute incredibly well. Our third quarter results exceeded our prior expectations thanks to a re-acceleration in our Insurance business and continued strength in Mortgage. While partner demand remains suppressed in some of our Consumer businesses, we're gaining confidence that the worst is behind us, and we continue to invest in positioning those businesses for long-term growth.

Additionally, we continue to make great strides in our efforts to further develop the My LendingTree platform. In September, we launched a series of new features to help My LendingTree users better manage their financial lives. Through partnership with Plaid, a leading financial data network, users can now link bank accounts - including checking and savings accounts in addition to loans and credit cards - directly to their My LendingTree profiles, creating a comprehensive money management platform and enabling LendingTree to make more sophisticated recommendations.

We are increasingly confident in our competitive positioning and remain focused on our brand promise to enable smarter financial decisions by surrounding consumers with choice, education, and support.

Our third quarter 2020 results are summarized below, followed by a discussion of key business highlights and financial position.

Q3.2020	1

SUMMARY CONSOLIDATED FINANCIALS
(millions, except per share amounts)	2019		2020			Y/Y
	Q3	Q4	Q1	Q2	Q3	% Change

Total revenue	$310.6	$255.2	$283.1	$184.3	$220.3	(29)%

Income (loss) before income taxes	$26.4	$4.5	$15.9	$(12.5)	$(32.7)	(224)%
Income tax (expense) benefit	$(1.9)	$(3.1)	$3.1	$3.9	7.9	(516)%
Net income (loss) from continuing operations	$24.5	$1.5	$19.0	$(8.6)	$(24.8)	(201)%
Net income (loss) from continuing operations % of revenue	8%	1%	7%	(5)%	(11)%

Income (loss) per share from continuing operations
Basic	$1.90	$0.11	$1.46	$(0.66)	$(1.90)	(200)%
Diluted	$1.67	$0.10	$1.34	$(0.66)	$(1.90)	(214)%

Variable marketing margin
Total revenue	$310.6	$255.2	$283.1	$184.3	$220.3	(29)%
Variable marketing expense (1) (2)	$(195.0)	$(161.4)	$(184.9)	$(101.8)	$(142.2)	(27)%
Variable marketing margin (2)	$115.6	$93.8	$98.2	$82.5	$78.1	(32)%
Variable marketing margin % of revenue (2)	37%	37%	35%	45%	35%

Adjusted EBITDA (2)	$63.0	$45.9	$44.9	$30.8	$21.7	(66)%
Adjusted EBITDA % of revenue (2)	20%	18%	16%	17%	10%

Adjusted net income (loss) (2)	$32.9	$16.3	$17.1	$6.4	$(3.4)	(110)%

Adjusted net income (loss) per share (2)	$2.25	$1.12	$1.20	$0.46	$(0.26)	(112)%

(1)
Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.

(2)
Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Q3.2020	2

Q3 2020 CONSOLIDATED RESULTS

The third quarter's results exceeded our prior guidance while many of the high-level themes we discussed on our second quarter call played out as expected.

Consolidated revenue of $220.3 million exceeded the high end of our previous guidance by $5 million and improved 20% from the second quarter as Insurance improved dramatically from a difficult Q2, Home remained strong, and Consumer began to improve from the COVID lows.

Variable Marketing Margin of $78.1 million declined modestly from Q2 primarily driven by an expected "normalization" of margins in Home, which enjoyed extraordinary margins in the prior period as competition for traffic was minimal due to a surplus of consumer interest in refinancing.

Adjusted EBITDA of $21.7 million also exceeded the high end of our prior guidance. In terms of operating expenses aside from paid marketing, a couple notable items drove the sequential increase: $1.4 million incremental rent expense associated with our new HQ, $1.7 million incremental professional & legal fees, and $1.3 million in additional employee compensation as we've resumed hiring in preparation for 2021.

GAAP net loss from continuing operations of $24.8 million was adversely impacted by a $7.8 million charge in conjunction with a recognized loss on the extinguishment of a portion of our 2022 convertible bonds. Also adding to the loss was a $6.7 million charge primarily reflecting an increase in the carrying value of contingent consideration associated with the QuoteWizard earnout as trends in our Insurance segment continue to improve.

Q3.2020	3

SEGMENT RESULTS

(millions)	2019		2020			Y/Y
	Q3	Q4	Q1	Q2	Q3	% Change
Home (1)
Revenue	$77.3	$65.5	$79.2	$74.1	$78.9	2%
Segment profit	$28.1	$26.9	$35.9	$38.7	$25.2	(10)%
Segment profit % of revenue	36%	41%	45%	52%	32%

Consumer (2)
Revenue	$151.9	$113.4	$119.9	$37.1	$48.4	(68)%
Segment profit	$65.2	$43.3	$43.1	$19.4	$21.6	(67)%
Segment profit % of revenue	43%	38%	36%	52%	45%

Insurance (3)
Revenue	$74.8	$70.9	$82.7	$72.9	$92.5	24%
Segment profit	$30.0	$28.0	$30.5	$30.1	$37.0	23%
Segment profit % of revenue	40%	39%	37%	41%	40%

Other Category (4)
Revenue	$6.6	$5.4	$1.2	$0.2	$0.5	(92)%
Profit (loss)	$0.4	$(0.1)	$(0.3)	$0.1	$—	(100)%

Total
Revenue	$310.6	$255.2	$283.1	$184.3	$220.3	(29)%
Segment profit	$123.7	$98.1	$109.2	$88.3	$83.8	(32)%
Segment profit % of revenue	40%	38%	39%	48%	38%

Brand marketing expense (5)	$(8.1)	$(4.2)	$(11.0)	$(5.8)	$(5.7)	(30)%

Variable marketing margin	$115.6	$93.8	$98.2	$82.5	$78.1	(32)%
Variable marketing margin % of revenue	37%	37%	35%	45%	35%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans and lines of credit, reverse mortgage loans, and real estate.
(2)
The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.

(3)	The Insurance segment consists of insurance quote products.
(4)
The Other category primarily includes revenue from the resale of online advertising space to third parties and revenue from home improvement referrals, and the related variable marketing and advertising expenses.

(5)
Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Q3.2020	4

HOME

The Home segment continued its strong performance in 2020 with segment revenue of $78.9 million, up 2% Y/Y, and segment profit of $25.2 million. At 32% of revenue, the margin profile contracted substantially from 52% in the prior quarter, as we said it would. Within Home, our core mortgage business drove revenue of $70.9 million, up 14% Y/Y, continuing to be led by revenue from refinance inquiries. It bears mention that the revenue and profit contribution from our home equity and reverse mortgage products are down materially from the prior year, creating difficult comparables for the segment as a whole, but our core mortgage franchise continued to grow both revenue and margin on a year-over-year basis.

During the quarter, we saw mortgage lender capacity continue to open up as consumer refinance activity came off the highs observed in early Q2. While increasing lender capacity is clearly a boon for our business and enables us to better monetize our traffic, the same dynamics are driving heightened competition and costs to acquire that traffic which is reflected in the compressed margin profile. Other factors such as the November election are also driving traffic acquisition costs higher, although we view those dynamics as temporary and expect the industry backdrop to remain favorable in the coming quarters.

We continue to view our leading position in mortgage as a key point of competitive differentiation. Mortgage is a large, under-penetrated market that is still in the early stages of the shift to digital fulfillment. Our brand, history, and deep lender relationships provide defensible moats, and we're well-positioned to not only benefit from, but help drive, the accelerating shift to seamless digital mortgages.

CONSUMER

The Consumer segment remains challenged, although we're gaining confidence the hardest days are behind us. We have previously cited three businesses as being most impacted by the pandemic - credit cards, personal loans, and small business - and we are encouraged that each has steadily improved from their lows in May.

However, at this point in the cycle, it remains difficult to forecast the speed of recovery. We continue to observe positive trends in consumer credit and spending, but those trends remain clouded by uncertainty surrounding further government stimulus and the staying power of the coronavirus. We remain in constant dialogue with our partners, and they continue to view the market with caution. While many partners have resumed activity on the platform, their interest in doing so is more about testing the behavior and performance of the consumer as opposed to aggressively pursuing new origination at scale or market share gains.

For further context, revenue from personal loans improved 42% sequentially to $12.5 million in the third quarter. After COVID began to take hold in the US in mid-March, the number of active lenders on our personal loan network dropped nearly in half in the month of April. As of September, virtually all of those lenders had returned to the network, albeit with reduced capacity.

In credit cards, where monthly revenue bottomed in May, revenue in the month of September was over twice that low watermark.

And in small business, which also bottomed in May, the September revenue figure was more than 3 times the May lows.

Q3.2020	5

As we look out over the next quarter or two, its possible that our unit economics will remain constrained in these key businesses due to the lack of heightened competition among our lenders. However, we are strategically focused on positioning ourselves as a winner when these verticals return to health. We're continuing to feed our partners the volume they need, which will likely weigh on segment profitability in the near term. For example, our credit card business may very well run near break-even in Q4 given our desire to best position ourselves for a 2021 recovery. Importantly, the strength of our Home and Insurance segments enable us to take a longer-term orientation toward our partners in these challenging times.

INSURANCE

Of our three reported segments, Insurance officially became both the largest and the fastest growing segment in the third quarter. With revenue jumping to $92.5 million, up 24% Y/Y, the segment rebounded incredibly well coming off a challenging second quarter.

We noted last quarter that reduced search engine traffic had presented modest headwinds in the insurance businesses. Those headwinds largely dissipated in Q3, and the business also accelerated in a number of other areas. Most prominently, we completed the roll out of our publisher platform, a monetization engine for third-party content providers and a concept we reviewed with investors at our Investor Day last fall. The channel contributed more than $20 million in revenue in Q3 and we expect this platform to be a significant driver of growth in the quarters to come.

We've continued to make steady progress in the health and Medicare categories throughout this year and look forward to finishing the year strong as we enter the open enrollment period.

And finally, the team completed its build out of an in-house agency supporting the auto and home categories. In addition to offering leads, clicks, and calls, "agency services" complements our existing offerings by enabling us to drive volume for carriers who don't write premium directly.

We continue to view the opportunity in insurance with a great deal of optimism, and we look forward to sharing a number of new innovations that will enable us to continue penetrating this massive category.

My LENDINGTREE

My LendingTree remains integral in our ongoing efforts to build a comprehensive and engaging financial management tool for consumers.

We spoke last fall about the launch of a redesigned interface in our mobile application that expands the value proposition for users by enabling them to track monthly cash flows and assess their financial futures in addition to providing free credit scores and loan savings recommendations. In the second quarter, we rolled out that new user interface to all My LendingTree users by extending those capabilities to the web-based experience. This was a critical milestone in setting the foundation for the evolution of the platform as we look to grow our offerings on the asset side of consumers' balance sheets and drive increasingly personalized and targeted recommendations for our users. In September, we took another big step forward by partnering with Plaid to offer connected accounts that give users the ability to link not only loan and credit card accounts, but checking and savings accounts, as well. This functionality gives consumers a central hub to track their borrowing, spending, and saving across financial institutions. More importantly, the rich transaction-level

Q3.2020	6

data provides us with a more complete picture into users' financial lives and enables us to deliver more intelligent insights and recommendations.

Although far too early to draw conclusions, the initial signs of lift are encouraging as those users who have connected accounts are engaging 1.5x more frequently and generating 60% more revenue per user than those who have not.

As for KPIs in the quarter, the revenue contribution from My LendingTree remained depressed due to the pandemic-driven softness in our personal loans and credit card businesses. We've consciously used this period of time as an opportunity to focus on product innovation and elevate the platform's capabilities. And despite our decision to shelve a dedicated marketing push for My LendingTree earlier this year, we still added nearly 2 million new users during the first nine months.

(millions)	2019		2020			Y/Y
My LendingTree	Q3	Q4	Q1	Q2	Q3	% Change

Cumulative Sign-ups (at quarter-end)	13.1	13.8	14.7	15.2	15.7	20%

Revenue Contribution	$23.0	$20.2	$18.7	$9.1	$9.6	(58)%
% of total revenue	7.4%	7.9%	6.6%	4.9%	4.4%

BALANCE SHEET & CASH FLOW

During the quarter, the company issued $575 million of 2025 Convertible Senior Notes with portions of the proceeds used to repurchase $130 million in principal of existing $300 million 2022 Convertible Senior Notes, purchase a call spread on the new bonds, and pay down existing borrowings under our Senior Secured Revolving Credit Facility. The financing enabled us to accomplish several goals including liability management, dilution mitigation, and bolstering our cash & liquidity position.

Additionally in July, we made separate payments of $26.5 million and $36 million as part of settlement agreements in a long-standing litigation matter surrounding our discontinued subsidiary, Home Loan Center. We're happy to have that matter largely behind us.

We ended the quarter with $187 million of cash on hand and our $500 million revolver remains fully undrawn.

FINANCIAL OUTLOOK*

Today we're issuing an outlook for the fourth quarter 2020. Our assumptions reflect current trends.

Q4 2020 Outlook:

▪	Revenue: $200 - $215 million

▪	Variable Marketing Margin: $72 - $78 million

▪	Adjusted EBITDA: $13 - $18 million

Q3.2020	7

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

CONCLUSION

In closing, we are pleased with our quarter's results and the progress we've made this year in advancing our offerings for both consumers and partners. While 2020 has certainly not played out the way we expected coming into this year, it has afforded us an opportunity to focus on strategy, innovation, and execution, and we're a stronger company today than ever before.

Thank you for your continued support.

Sincerely,

Doug Lebda
Chairman & CEO

J.D. Moriarty
CFO

LendingTree, Inc.

Investor Relations: Trent Ziegler trent.ziegler@lendingtree.com 704.943.8294	Media Relations: Megan Greuling megan.greuling@lendingtree.com 704.943.8208

Q3.2020	8

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share amounts)
Revenue	$220,251	$310,605	$687,661	$851,416
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	13,220	17,671	40,936	51,651
Selling and marketing expense (1)	154,670	200,818	464,129	567,338
General and administrative expense (1)	33,705	30,323	94,276	89,391
Product development (1)	11,477	10,200	33,252	30,541
Depreciation	3,535	2,696	10,463	7,737
Amortization of intangibles	13,090	13,778	40,603	41,485
Change in fair value of contingent consideration	6,658	3,839	7,711	21,221
Severance	—	179	190	636
Litigation settlements and contingencies	13	(92)	(983)	(291)
Total costs and expenses	236,368	279,412	690,577	809,709
Operating (loss) income	(16,117)	31,193	(2,916)	41,707
Other (expense) income, net:
Interest expense, net	(16,617)	(4,845)	(26,406)	(15,408)
Other income	—	4	7	143
(Loss) income before income taxes	(32,734)	26,352	(29,315)	26,442
Income tax benefit (expense)	7,925	(1,889)	14,866	11,552
Net (loss) income from continuing operations	(24,809)	24,463	(14,449)	37,994
Income (loss) from discontinued operations, net of tax	166	(20,199)	(25,550)	(22,024)
Net (loss) income and comprehensive (loss) income	$(24,643)	$4,264	$(39,999)	$15,970

Weighted average shares outstanding:
Basic	13,033	12,890	12,992	12,805
Diluted	13,033	14,632	12,992	14,629
(Loss) income per share from continuing operations:
Basic	$(1.90)	$1.90	$(1.11)	$2.97
Diluted	$(1.90)	$1.67	$(1.11)	$2.60
Income (loss) per share from discontinued operations:
Basic	$0.01	$(1.57)	$(1.97)	$(1.72)
Diluted	$0.01	$(1.38)	$(1.97)	$(1.51)
Net (loss) income per share:
Basic	$(1.89)	$0.33	$(3.08)	$1.25
Diluted	$(1.89)	$0.29	$(3.08)	$1.09

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$372	$208	$947	$558
Selling and marketing expense	1,678	835	4,431	4,867
General and administrative expense	10,356	8,627	29,208	30,534
Product development	1,755	1,127	4,650	4,873

Q3.2020	9

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2020	December 31, 2019
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$187,261	$60,243
Restricted cash and cash equivalents	112	96
Accounts receivable, net	96,631	113,487
Prepaid and other current assets	27,585	15,516
Current assets of discontinued operations	1,172	84
Total current assets	312,761	189,426
Property and equipment, net	48,877	31,363
Operating lease right-of-use assets	86,193	25,519
Goodwill	420,139	420,139
Intangible assets, net	140,977	181,580
Deferred income tax assets	92,649	87,664
Equity investment	80,000	—
Other non-current assets	5,262	4,330
Non-current assets of discontinued operations	16,731	7,948
Total assets	$1,203,589	$947,969

LIABILITIES:
Revolving credit facility	$—	$75,000
Accounts payable, trade	4,895	2,873
Accrued expenses and other current liabilities	106,333	112,755
Current contingent consideration	25,068	9,028
Current liabilities of discontinued operations	300	31,050
Total current liabilities	136,596	230,706
Long-term debt	603,520	264,391
Operating lease liabilities	87,597	21,358
Non-current contingent consideration	10,107	24,436
Other non-current liabilities	4,760	4,752
Total liabilities	842,580	545,643

SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,759,235 and 15,676,819 shares issued, respectively, and 13,117,917 and 13,035,501 shares outstanding, respectively	158	157
Additional paid-in capital	1,176,664	1,177,984
Accumulated deficit	(632,652)	(592,654)
Treasury stock; 2,641,318 shares	(183,161)	(183,161)
Total shareholders' equity	361,009	402,326
Total liabilities and shareholders' equity	$1,203,589	$947,969

Q3.2020	10

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net (loss) income and comprehensive (loss) income	$(39,999)	$15,970
Less: Loss from discontinued operations, net of tax	25,550	22,024
(Loss) income from continuing operations	(14,449)	37,994
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss (gain) on impairments and disposal of assets	686	(1,119)
Amortization of intangibles	40,603	41,485
Depreciation	10,463	7,737
Non-cash compensation expense	39,236	40,832
Deferred income taxes	(15,489)	(11,532)
Change in fair value of contingent consideration	7,711	21,221
Bad debt expense	1,314	1,865
Amortization of debt issuance costs	2,241	1,463
Amortization of convertible debt discount	12,429	8,959
Loss on extinguishment of debt	7,768	—
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	2,490	302
Changes in current assets and liabilities:
Accounts receivable	15,541	(50,030)
Prepaid and other current assets	(335)	(865)
Accounts payable, accrued expenses and other current liabilities	(9,733)	11,047
Current contingent consideration	(2,670)	(3,000)
Income taxes receivable	65	4,513
Other, net	(1,655)	8
Net cash provided by operating activities attributable to continuing operations	96,216	110,880
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(20,386)	(15,151)
Proceeds from sale of fixed assets	—	24,060
Equity investment	(80,000)	—
Acquisition of ValuePenguin, net of cash acquired	—	(105,578)
Acquisition of QuoteWizard, net of cash acquired	—	482
Net cash used in investing activities attributable to continuing operations	(100,386)	(96,187)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(1,421)	(9,459)
Proceeds from the issuance of 0.50% Convertible Senior Notes	575,000	—
Repurchase of 0.625% Convertible Senior Notes	(233,862)	—
Payment for convertible note hedge on the 0.50% Convertible Senior Notes	(124,200)	—
Termination of convertible note hedge on the 0.625% Convertible Senior Notes	109,881	—
Proceeds from the sale of warrants related to the 0.50% Convertible Senior Notes	61,180	—
Termination of warrants related to the 0.625% Convertible Senior Notes	(94,292)	—
Net repayment of revolving credit facility	(75,000)	(40,000)
Payment of debt issuance costs	(16,398)	(31)
Contingent consideration payments	(3,330)	(3,000)

Q3.2020	11

Purchase of treasury stock	—	(4,286)
Other financing activities	(183)	(3)
Net cash provided by (used in) financing activities attributable to continuing operations	197,375	(56,779)
Total cash provided by (used in) continuing operations	193,205	(42,086)
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(66,171)	(12,316)
Total cash used in discontinued operations	(66,171)	(12,316)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	127,034	(54,402)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	60,339	105,158
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$187,373	$50,756

Non-cash investing activities:
Capital additions from tenant improvement allowance	$—	$1,490

Q3.2020	12

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
	(in thousands)
Selling and marketing expense	$200,818	$167,842	$195,538	$113,921	$154,670
Non-variable selling and marketing expense (1)	(11,580)	(11,036)	(11,772)	(12,091)	(12,541)
Cost of advertising re-sold to third parties (2)	5,809	4,557	1,086	—	—
Variable marketing expense	$195,047	$161,363	$184,852	$101,830	$142,129

(1)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

Q3.2020	13

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income (loss) from continuing operations to variable marketing margin and net income (loss) from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$24,463	$1,466	$18,976	$(8,616)	$(24,809)
Net income (loss) from continuing operations % of revenue	8%	1%	7%	(5)%	(11)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	17,671	16,728	14,252	13,464	13,220
Cost of advertising re-sold to third parties (1)	(5,809)	(4,557)	(1,086)	—	—
Non-variable selling and marketing expense (2)	11,580	11,036	11,772	12,091	12,541
General and administrative expense	30,323	27,456	32,082	28,489	33,705
Product development	10,200	9,412	10,963	10,812	11,477
Depreciation	2,696	3,261	3,378	3,550	3,535
Amortization of intangibles	13,778	13,756	13,757	13,756	13,090
Change in fair value of contingent consideration	3,839	7,181	(8,122)	9,175	6,658
Severance	179	390	158	32	—
Litigation settlements and contingencies	(92)	140	329	(1,325)	13
Interest expense, net	4,845	4,863	4,834	4,955	16,617
Other income	(4)	(381)	—	(7)	—
Income tax expense (benefit)	1,889	3,073	(3,061)	(3,880)	(7,925)
Variable marketing margin	$115,558	$93,824	$98,232	$82,496	$78,122
Variable marketing margin % of revenue	37%	37%	35%	45%	35%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

Q3.2020	14

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income (loss) from continuing operations to adjusted EBITDA and net income (loss) from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$24,463	$1,466	$18,976	$(8,616)	$(24,809)
Net income (loss) from continuing operations % of revenue	8%	1%	7%	(5)%	(11)%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	13,778	13,756	13,757	13,756	13,090
Depreciation	2,696	3,261	3,378	3,550	3,535
Severance	179	390	158	32	—
Loss on impairments and disposal of assets	609	424	530	22	134
Non-cash compensation	10,797	11,335	11,917	13,158	14,161
Change in fair value of contingent consideration	3,839	7,181	(8,122)	9,175	6,658
Acquisition expense	18	14	2,180	20	205
Litigation settlements and contingencies	(92)	140	329	(1,325)	13
Interest expense, net	4,845	4,863	4,834	4,955	16,617
Income tax expense (benefit)	1,889	3,073	(3,061)	(3,880)	(7,925)
Adjusted EBITDA	$63,021	$45,903	$44,876	$30,847	$21,679
Adjusted EBITDA % of revenue	20%	18%	16%	17%	10%

Q3.2020	15

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net income (loss) from continuing operations to adjusted net income (loss) and net income (loss) per diluted share from continuing operations to adjusted net income (loss) per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
	(in thousands, except per share amounts)
Net income (loss) from continuing operations	$24,463	$1,466	$18,976	$(8,616)	$(24,809)
Adjustments to reconcile to adjusted net income (loss):
Non-cash compensation	10,797	11,335	11,917	13,158	14,161
Loss on impairments and disposal of assets	609	424	530	22	134
Acquisition expense	18	14	2,180	20	205
Change in fair value of contingent consideration	3,839	7,181	(8,122)	9,175	6,658
Severance	179	390	158	32	—
Litigation settlements and contingencies	(92)	140	329	(1,325)	13
Loss on extinguishment of debt	—	—	—	—	7,768
Income tax benefit from adjusted items	(4,132)	(4,087)	(1,760)	(5,357)	(7,361)
Excess tax benefit from stock-based compensation	(2,816)	(516)	(1,054)	(753)	(175)
Income tax benefit from CARES Act	—	—	(6,104)	—	—
Adjusted net income (loss)	$32,865	$16,347	$17,050	$6,356	$(3,406)

Net income (loss) per diluted share from continuing operations	$1.67	$0.10	$1.34	$(0.66)	$(1.90)
Adjustments to reconcile net income (loss) from continuing operations to adjusted net income (loss)	0.58	1.02	(0.14)	1.15	1.64
Adjustments to reconcile effect of dilutive securities	—	—	—	(0.03)	—
Adjusted net income (loss) per share	$2.25	$1.12	$1.20	$0.46	$(0.26)

Adjusted weighted average diluted shares outstanding	14,632	14,580	14,158	13,814	13,033
Effect of dilutive securities	—	—	—	830	—
Weighted average diluted shares outstanding	14,632	14,580	14,158	12,984	13,033
Effect of dilutive securities	1,742	1,659	1,201	—	—
Weighted average basic shares outstanding	12,890	12,921	12,957	12,984	13,033

Q3.2020	16

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Q3.2020	17

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating variable marketing margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in variable marketing expense for purposes of calculating variable marketing margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) gain/loss on extinguishment of debt, (8) one-time items, (9) the effects to income taxes of the aforementioned adjustments, and (10) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for the $6.1 million income tax benefit from the CARES Act in Q1 2020.

Q3.2020	18

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2019, in our Form 10-Q for the period ended June 30, 2020, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Q3.2020	19